NATIONAL UNION FIRE INSURANCE CWANY OF PITTSBURGH, PA
		RIDER No. 1

To be attached to and form part of Bond No. 6213964

in favor of Profunds

effective as of 03/31/2007

In consideration of the premium charged for the attached bond, it is hereby agreed that :

1. From and after the time this rider becomes effective the Insured under the attached bond are:

Profunds
Airlines UltraSector ProFund
Asia 30 ProFund
Banks UltraSector ProFund
Basic Materials  UltraSector ProFund
Bear ProFund
Biotechnology UltraSector ProFund
Bull ProFund
Consumer Goods UltraSector ProFund
Consumer Services UltraSector ProFund
Dow 30 ProFund
Emerging Markets Profund
Europe 30 ProFund
Falling U.S. Dollar ProFund
Finanicial UltraSsector ProFund
Health Care UltraSector ProFund
Indunri& UltraSector ProFund
International ProFund
Internet UltraSector ProFund
Large-Gap Grwh ProFund
Large-Cap Value ProFund
Leisure Goods UItraSector ProFund
Mid-Cap Growth ProFund
Mid-Cap ProFund
Mid-Cap Value ProFund
Mobile Telecommunications UltraSector ProFund
Money Market ProFund
Oil & Gas UItraSector ProFund
Oil Equipment, Services & Distribution ProFund
OTC ProFund
Precious Met& UltraSector ProFund
Pharmaceuticals UltraSector ProFund
Real Estate UltraSector ProFund
Rising Rates Opportunity 10 ProFund
Rising Rates Opportunity ProFund
Rising U.S. Dollar ProFund
Semiconductor Ultrasector ProFund
Short DOW 30 Profund
Short Emerging Markets ProFund
Short International ProFund
Short Japan ProFund
Short Mid-Cap ProFund
Short Oil & Gas ProFund
Short OTC ProFund
Short Precious Metals ProFund
Short Real Estate ProFund
Short Small-Cap ProFund
Short Utilities ProFund
Small-Cap Growth ProFund


2. The first named Insured shall act for itself and for each and all of the Insured for all the purposes of the attached bond.

3. Knowledge possessed or discovery made by the Corporate Risk Management Department, Internal Audit
Department, or General Counsel Department, of any
Insured or by any partner or officer thereof shall for all the purposes of the attached bond constitute knowledge or discovery by all the Insured.

4. If, prior to the termination of the attached bond in its entirety, the attached bond is terminated as to any Insured, there shall be no liability for any loss sustained by such Insured unless discovered before the time such termination as to such Insured becomes effective.

5. The liability of the Underwriter for loss or losses sustained by any or all of the Insured shall not exceed the amount for which the Underwriter would be liable had all such loss or losses been sustained by any one of the Insured.
Payment by the Underwriter to the first named Insured of loss sustained by any Insured shall fully release the Underwriter on account of such loss.

6. If the first named Insured ceases for any reason to be covered under the attached bond, then the Insured next named shall thereafter be considered as the first named Insured for all the purposes of the attached bond.

7. The attached bond shall be subject to all its agreements, limitations and conditions except as herein expressly modified.

8. This rider shall become effective as 12:Ol a.m.
on 03/31/2007 Signed, Sealed and dated

						By:
						Authorized Representative